Exhibit 99.1
News Release
PS Business Parks, Inc.
701 Western Avenue
Glendale, CA 91201-2349
www.psbusinessparks.com

For Release:	Immediately
Date:	October 31, 2005
Contact:	Mr. Edward A. Stokx
(818) 244-8080, Ext. 649
PS Business Parks, Inc. Reports Results for the Third Quarter Ended September 30, 2005
Glendale, California — PS Business Parks, Inc. (AMEX:PSB) reported operating results for the third quarter ended September 30, 2005.
Net income allocable to common shareholders for the three months ended September 30, 2005 was $14.3 million or $0.65 per diluted share on revenues of $54.8 million compared to $2.8 million or $0.13 per diluted share on revenues of $53.2 million for the same period in 2004. Net income allocable to common shareholders for the nine months ended September 30, 2005 was $27.4 million or $1.24 per diluted share on revenues of $164.3 million compared to $12.2 million or $0.56 per diluted share on revenues of $157.0 million for the same period in 2004.
Revenues increased $1.6 million for the three months ended September 30, 2005 over the same period in 2004 as a result of improved occupancy within the Company’s portfolio. Net income allocable to common shareholders for the three months ended September 30, 2005 increased over the same period of 2004 by $11.4 million or $0.52 per diluted share resulting from an increase in revenues combined with the gain on sale of assets of $12.6 million.
Revenues increased $7.3 million for the nine months ended September 30, 2005 over the same period in the prior year also as a result of improved occupancy within the Company’s portfolio. Net income allocable to common shareholders for the nine months ended September 30, 2005 increased over the same period of 2004 by $15.1 million or $0.69 per diluted share primarily resulting from the increase in the gain on sale of assets of $16.4 million.
Supplemental Measures
Funds from operations (“FFO”) allocable to common shareholders and unit holders for three months ended September 30, 2005 and 2004 were $25.8 million, or $0.88 per diluted share, and $22.3 million, or $0.76 per diluted share, respectively. FFO allocable to common shareholders and unit holders for the nine months ended September 30, 2005 were $77.4 million, or $2.64 per diluted share, compared to $71.2 million, or $2.44 per diluted share, for the same period in 2004.
In July of 2005, the Company redeemed at par value its 8.875% Series Y Cumulative Preferred Operating Partnership Units for $12.0 million. In accordance with the Securities and Exchange Commission’s interpretation of Emerging Issues Task Force (“EITF”) Topic D-42, “The Effect on the Calculation of Earnings per Share for the Redemption or Induced Conversion of Preferred Stock,” the redemption of the Series Y preferred units resulted in an additional allocation of net income to preferred unit holders for the nine months ended September 30, 2005 and a corresponding reduction of net income allocable to common shareholders of $301,000. The redemption of preferred equity during the three and nine months ended September 30, 2004 resulted in a combined allocation of net income to preferred unit holders and shareholders and a corresponding reduction of net income allocable to common shareholders of $2.9 million and $5.0 million, respectively.
The following table summarizes the impact of the implementation of the SEC’s clarification of EITF Topic D-42 on the Company’s FFO per common shareholders and unit holders for the three and nine months ended September 30, 2005 and 2004:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2005	2004	2005	2004
FFO per common share, before adjustments	$0.88	$0.86	$2.65	$2.61
Application of EITF Topic D-42	—	(0.10)	(0.01)	(0.17)

FFO per common share, as reported	$0.88	$0.76	$2.64	$2.44

Property Operations
In order to evaluate the performance of the Company’s overall portfolio over comparable periods, management analyzes the operating performance of a consistent group of properties owned and operated throughout both periods (herein referred to as “Same Park”). Operating properties that the Company acquired subsequent to January 1, 2004 are referred to as “Other Facilities.” For the three and nine months ended September 30, 2005 and 2004, the Same Park portfolio constitutes 17.1 million net rentable square feet, which includes all assets included in continuing operations the Company owned and operated from January 1, 2004 through September 30, 2005, and represents approximately 99% of the weighted average square footage of the Company’s portfolio for 2005.
The Company’s property operations account for substantially all of the net operating income earned by the Company. The following tables present the operating results of the properties for the three and nine months ended September 30, 2005 and 2004 in addition to other income and expense items affecting income from continuing operations (unaudited, in thousands, except per square foot amounts):

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2005	2004	Change	2005	2004	Change
Rental income:
Same Park (17.1 million net rentable square feet) (1)	$53,838	$52,249	3.0%	$161,432	$155,615	3.7%
Other Facilities (165,000 net rentable square feet) (2)	816	713	14.4%	2,439	890	174.0%

Total rental income:	54,654	52,962	3.2%	163,871	156,505	4.7%

Cost of operations:
Same Park	15,910	15,554	2.3%	47,767	46,571	2.6%
Other Facilities	294	337	(12.8)%	981	356	175.6%

Total cost of operations	16,204	15,891	2.0%	48,748	46,927	3.9%

Net operating income (3):
Same Park	37,928	36,695	3.4%	113,665	109,044	4.2%
Other Facilities	522	376	38.8%	1,458	534	173.0%

Total net operating income	38,450	37,071	3.7%	115,123	109,578	5.1%

Other income and expenses:
Facility management fees	145	200	(27.5)%	434	515	(15.7)%
Interest and other income	1,400	134	944.8%	2,780	212	1,211.3%
Interest expense	(304)	(513)	(40.7%)	(866)	(2,612)	(66.8%)
Depreciation and amortization	(19,318)	(17,801)	8.5%	(56,283)	(51,862)	8.5%
General and administrative	(1,499)	(1,154)	29.9%	(4,263)	(3,249)	31.2%

Income before discontinued operations and minority interest	$18,874	$17,937	5.2%	$56,925	$52,582	8.3%

Same Park gross margin (4)	70.4%	70.2%	0.3%	70.4%	70.1%	0.4%
Same Park weighted average for period:
Occupancy	92.4%	89.4%	3.4%	91.9%	88.8%	3.5%
Annualized realized rent per square foot (5)	$13.62	$13.66	(0.3)%	$13.69	$13.65	0.3%

(1)	See above for a definition of Same Park.

(2)	Represents operating properties owned by the Company as of September 30, 2005 that are not included in Same Park.

(3)	Net operating income (“NOI”) is an important measurement in the commercial real estate industry for determining the value of the real estate generating the NOI. The Company’s calculation of NOI may not be comparable to those of other companies and should not be used as an alternative to measures of performance in accordance with generally accepted accounting principles.

(4)	Gross margin is computed by dividing NOI by rental income.

(5)	Realized rent per square foot represents the annualized revenues earned per occupied square foot.

Financial Condition
The following are the Company’s key financial ratios with respect to its leverage at and for the three months ended September 30, 2005.

Ratio of FFO to fixed charges (1)	130.9
Ratio of FFO to fixed charges and preferred distributions (1)	2.8x
Debt and preferred equity to total market capitalization (based on common stock price of $45.80 at September 30, 2005)	35.1%
Available under line of credit at September 30, 2005	$100.0 million
(1)	Fixed charges include interest expense of $304,000.
In August of 2005, the Company modified the term of its existing $100.0 million credit facility with Wells Fargo Bank. The interest rate on borrowings outstanding under the credit facility, which matures August 1, 2008, ranges from the London Interbank Offered Rate plus 0.50% to 1.20% depending on the Company’s credit rating.
Property Acquisitions
Subsequent to September 30, 2005, the Company acquired Rose Canyon Business Park, a 233,000 square foot multi-tenant flex park in San Diego, California, for $35.1 million. In connection with the acquisition, the Company assumed a $15.0 million mortgage, which bears an interest rate of 5.73% and matures March 1, 2013. The park, which has a current occupancy of approximately 94.6%, consists of 14 single and two story buildings.
Property Dispositions
On September 30, 2005, the Company completed the sale of Woodside Corporate Park located in Beaverton, Oregon. The park consists of 13 buildings comprising approximately 547,000 square feet and a 3.3 acre parcel of land. Net proceeds from the sale, after transaction costs, were approximately $64.5 million. In connection with the sale, the Company recognized a gain of $12.5 million.
On August 8, 2005, the Company closed on the sale of a 7,100 square foot unit at Miami International Commerce Center (“MICC”) for $750,000, resulting in a gain of $137,000. Subsequent to September 30, 2005, the Company sold three additional units aggregating 23,100 square feet with a combined gross sale price of $2.8 million.
On February 15, 2005, the Company sold a 56,000 square foot retail center located at MICC. The sales price was approximately $12.2 million, resulting in a gain of $967,000. In addition, on January 20, 2005, the Company closed on the sale of a 7,100 square foot unit at MICC for $740,000, resulting in a gain of $142,000.
On January 31, 2005, the Company closed on the sale of 8.2 acres of land within the Cornell Oaks project in Beaverton, Oregon. The sales price for the land was $3.6 million, resulting in a gain of $1.8 million.
Stock Repurchase Program
The Company’s Board of Directors has authorized the repurchase, from time to time, of up to 4.5 million shares of the Company’s common stock on the open market or in privately negotiated transactions. During the three months ended September 30, 2005, the Company repurchased 123,100 shares of common stock at a cost of approximately $5.4 million. Subsequent to September 30, 2005, the Company repurchased 95,800 shares of common stock at a cost of approximately $4.2 million. Since the inception of the program in March 2000, the Company has repurchased an aggregate of 2.8 million shares of common stock at an aggregate cost of approximately $75.3 million (average cost of $26.51 per share). No shares were repurchased in 2004.

Distributions Declared
The Board of Directors declared a quarterly dividend of $0.29 per common share on October 31, 2005. Distributions were also declared on the various series of depositary shares, each representing 1/1,000 of a share of preferred stock listed below. Distributions are payable December 29, 2005 to shareholders of record on December 15, 2005.

Series	Dividend Rate	Dividend Declared
Series D	9.500%	$0.593750
Series F	8.750%	0.546875
Series H	7.000%	0.437500
Series I	6.875%	0.429688
Series K	7.950%	0.496875
Series L	7.600%	0.475000
Series M	7.200%	0.450000
Company Information
PSB is a self-advised and self-managed equity real estate investment trust (“REIT”) that acquires, develops, owns and operates commercial properties, primarily flex, multi-tenant office and industrial space. The Company defines “flex” space as buildings that are configured with a combination of office and warehouse space and can be designed to fit a number of uses (including office, assembly, showroom, laboratory, light manufacturing and warehouse space). As of September 30, 2005, PSB wholly-owned approximately 17.4 million net rentable square feet of commercial space with approximately 3,200 customers located in eight states, concentrated primarily in California (5.2 million sq. ft.), Texas (2.9 million sq. ft.), Florida (3.3 million sq. ft.), Oregon (1.4 million sq. ft.), Virginia (2.8 million sq. ft.) and Maryland (1.2 million sq. ft.).
Forward-Looking Statements
When used within this press release, the words “may,” “believes,” “anticipates,” “plans,” “expects,” “seeks,” “estimates,” “intends” and similar expressions are intended to identify “forward-looking statements.” Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results and performance of the Company to be materially different from those expressed or implied in the forward-looking statements. Such factors include the impact of competition from new and existing commercial facilities which could impact rents and occupancy levels at the Company’s facilities; the Company’s ability to evaluate, finance and integrate acquired and developed properties into the Company’s existing operations; the Company’s ability to effectively compete in the markets that it does business in; the impact of the regulatory environment as well as national, state and local laws and regulations including, without limitation, those governing REITs; the impact of general economic conditions upon rental rates and occupancy levels at the Company’s facilities; the availability of permanent capital at attractive rates, the outlook and actions of Rating Agencies and risks detailed from time to time in the Company’s SEC reports, including quarterly reports on Form 10-Q, reports on Form 8-K and annual reports on Form 10-K.
Additional information about PS Business Parks, Inc., including more financial analysis of the second quarter operating results, is available on the Internet. The Company’s web site is www.psbusinessparks.com.
A conference call is scheduled for Tuesday, November 1, 2005, at 10:00 a.m. (PST) to discuss the third quarter results. The toll free number is 1-800-399-4409; the conference ID is 9553616. The call will also be available via a live webcast on the Company’s website. A replay of the conference call will be available through November 8, 2005 at 1-800-642-1687. A replay of the conference call will also be available on the Company’s website.
Additional financial data attached.

PS BUSINESS PARKS, INC.
SELECTED FINANCIAL DATA
(unaudited, in thousands)

	At September 30, 2005	At December 31, 2004
Balance Sheet Data:
Cash and cash equivalents	$205,526	$39,688
Properties held for disposition, net	$5,881	$67,632
Real estate facilities, before accumulated depreciation	$1,531,597	$1,504,536
Total assets	$1,440,283	$1,363,829
Total debt	$11,055	$11,367
Minority interest — common units	$171,279	$169,295
Minority interest — preferred units	$115,750	$127,750
Perpetual preferred stock	$593,350	$510,850
Common shareholders’ equity	$510,902	$506,114

Total common shares outstanding at period end	21,791	21,840

Total common shares outstanding at period end, assuming conversion of all Operating Partnership units into common stock	29,096	29,145

PS BUSINESS PARKS, INC.
CONSOLIDATED STATEMENTS OF INCOME
(unaudited, in thousands, except per share amounts)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2005	2004	2005	2004
Revenues:
Rental income	$54,654	$52,962	$163,871	$156,505
Facility management fees	145	200	434	515

Total operating revenues	54,799	53,162	164,305	157,020

Expenses:
Property operations	16,204	15,891	48,748	46,927
Depreciation and amortization	19,318	17,801	56,283	51,862
General and administrative	1,499	1,154	4,263	3,249

Total operating expenses	37,021	34,846	109,294	102,038

Other income and expenses:
Interest and other income	1,400	134	2,780	212
Interest expense	(304)	(513)	(866)	(2,612)

Total other income and expenses	1,096	(379)	1,914	(2,400)

Income from continuing operations before minority interests	18,874	17,937	56,925	52,582

Minority interests in continuing operations:
Minority interest in income — preferred units:
Distributions paid to preferred unit holders	(2,460)	(4,794)	(7,842)	(14,409)
Redemption of preferred operating partnership units	—	(2,872)	(301)	(3,139)
Minority interest in income — common units	(1,309)	(446)	(4,280)	(2,924)

Total minority interests in continuing operations	(3,769)	(8,112)	(12,423)	(20,472)

Income from continuing operations	15,105	9,825	44,502	32,110

Discontinued operations:
Income from discontinued operations	1,293	1,714	2,968	4,542
Gain on disposition of real estate	12,599	313	16,529	145
Minority interest in earnings attributable to discontinued operations — common units	(3,478)	(507)	(4,882)	(1,178)

Income from discontinued operations	10,414	1,520	14,615	3,509

Net income	25,519	11,345	59,117	35,619

Net income allocable to preferred shareholders:
Preferred distributions:
Preferred distributions paid	11,255	8,498	31,757	21,542
Redemption of preferred stock	—	—	—	1,866

Total preferred distributions	11,255	8,498	31,757	23,408

Net income allocable to common shareholders	$14,264	$2,847	$27,360	$12,211

Net income per common share — basic:
Continuing operations	$0.18	$0.06	$0.58	$0.40
Discontinued operations	$0.48	$0.07	$0.67	$0.16
Net income	$0.65	$0.13	$1.25	$0.56
Net income per common share — diluted:
Continuing operations	$0.17	$0.06	$0.58	$0.40
Discontinued operations	$0.47	$0.07	$0.66	$0.16
Net income	$0.65	$0.13	$1.24	$0.56
Weighted average common shares outstanding:
Basic	21,858	21,813	21,867	21,744

Diluted	22,030	21,977	22,050	21,919

PS BUSINESS PARKS, INC.
Computation of Funds from Operations (“FFO”) and Funds Available for Distribution (“FAD”)
(unaudited, in thousands, except per share amounts)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2005	2004	2005	2004
Computation of Diluted Funds From Operations per Common Share (“FFO”) (1):
Net income allocable to common shareholders	$14,264	$2,847	$27,360	$12,211
Adjustments:
Gain on disposition of real estate	(12,599)	(313)	(16,529)	(145)
Depreciation and amortization	19,318	18,802	57,418	55,016
Minority interest in income — common units	4,787	953	9,162	4,102

FFO allocable to common shareholders/unit holders	$25,770	$22,289	$77,411	$71,184

Weighted average common shares outstanding	21,858	21,813	21,867	21,744
Weighted average common OP units outstanding	7,305	7,305	7,305	7,305
Weighted average common stock equivalents outstanding	172	164	183	175

Weighted average common shares and OP units for purposes of computing fully-diluted FFO per common share	29,335	29,282	29,355	29,224

Diluted FFO per common share equivalent	$0.88	$0.76	$2.64	$2.44

Computation of Funds Available for Distribution (“FAD”) (2):

FFO allocable to common shareholders	$25,770	$22,289	$77,411	$71,184

Adjustments:
Maintenance capital expenditures	(3,385)	(3,226)	(4,889)	(4,908)
Tenant improvements	(4,728)	(9,573)	(16,434)	(18,960)
Lease commissions	(1,757)	(1,780)	(4,990)	(5,514)
Straight-line rent	(1,017)	(863)	(3,274)	(2,242)
Stock-based compensation expense	315	353	749	849
In-place rents adjustment	38	39	116	117
Lease incentives	22	—	22	—
Impact of EITF Topic D-42	—	2,872	301	5,005

FAD	$15,258	$10,111	$49,012	$45,531

Distributions to common shareholders/unit holders	$(8,449)	$(8,456)	$(25,377)	$(25,297)

Distribution payout ratio	55.4%	83.6%	51.8%	55.6%

(1)	Funds From Operations (“FFO”) is computed in accordance with the White Paper on FFO approved by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”). The White Paper defines FFO as net income, computed in accordance with generally accepted accounting principles (“GAAP”), before depreciation, amortization, minority interest in income, gains or losses on asset dispositions and extraordinary items. FFO should be analyzed in conjunction with net income. However, FFO should not be viewed as a substitute for net income as a measure of operating performance or liquidity as it does not reflect depreciation and amortization costs or the level of capital expenditure and leasing costs necessary to maintain the operating performance of the Company’s properties, which are significant economic costs and could materially impact the Company’s results from operations. Other REITs may use different methods for calculating FFO and, accordingly, the Company’s FFO may not be comparable to other real estate companies.

(2)	Funds available for distribution (“FAD”) is computed by deducting from consolidated FFO recurring capital expenditures, which the Company defines as those costs incurred to maintain the assets’ value, tenant improvements, capitalized leasing commissions and straight-line rent from FFO and adding stock-based compensation expense, in-place rents adjustment and the impact of EITF Topic D-42. Like FFO, the Company considers FAD to be a useful measure for investors to evaluate the operations and cash flows of a REIT. FAD does not represent net income or cash flow from operations as defined by GAAP .